UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CDW Corporation (“CDW” or the “Company”) today announced that Albert J. Miralles will be joining the Company as its Senior Vice President and Chief Financial Officer, effective September 7, 2021. Mr. Miralles, age 52, will join CDW from CNA Financial Corporation (“CNA”), a commercial property and casualty insurance company, after stepping down as Executive Vice President and Chief Financial Officer, a position he has held since February 2020. Mr. Miralles has been President of CNA Warranty since October 2019 and previously served as Executive Vice President and Chief Risk Officer of the CNA Insurance Companies from January 2018 to October 2019; as President, Long-Term Care of the CNA Insurance Companies from March 2014 to December 2017; and as Senior Vice President and Treasurer of the CNA Insurance Companies from August 2011 to March 2014.

Mr. Miralles’ 2021 compensation will consist of an annual base salary of $650,000, an annual bonus target under the Company’s Senior Management Incentive Plan of $800,000, and a target annual equity award under the Company’s Long-Term Incentive Plan of $2,075,000, with a prorated grant of $700,000 to reflect his service with CDW in 2021 and delivered on the same terms as the Company’s 2021 annual equity awards to the Company’s other executive officers. Additionally, he will receive a one-time cash sign-on bonus of $300,000, subject to repayment in the event of Mr. Miralles’ resignation or termination for cause within one year and, to compensate Mr. Miralles for equity awards forfeited at his prior employer, a one-time grant of restricted stock units with a grant date target value of $2,900,000 and vesting in installments based on Mr. Miralles’ continued service through March 15, 2024. Mr. Miralles and the Company will enter into a compensation protection agreement, noncompetition agreement and indemnification agreement substantially similar to the form of compensation protection agreement filed with the Securities and Exchange Commission as Exhibit 10.8 with the Company’s Form 10-K filed on February 26, 2021, the noncompetition agreement filed with the Securities and Exchange Commission as Exhibit 10.3 with the Company’s Form 8-K filed on March 14, 2016, and the indemnification agreement filed with the Securities and Exchange Commission as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013, respectively.

Mr. Miralles has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Miralles and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As previously announced by the Company, Collin B. Kebo, Senior Vice President and Chief Financial Officer, will be retiring from his current position when Mr. Miralles joins the Company. Mr. Kebo will continue to provide services to the Company during a transition period to assist with the transition of his responsibilities to Mr. Miralles.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 10, 2021, announcing Albert J. Miralles as Chief Financial Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: August 10, 2021	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Senior Vice President, General Counsel and Corporate Secretary

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